UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2021
ANDREA ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)
New York	1-4324	11-0482020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue Suite 1B, Bohemia, New York 11716
(Address of principal executive offices) (Zip Code)

(631) 719-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	ANDR	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 21, 2021, Andrea Electronics Corporation (the “Company”) announced that the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) was convened without a quorum. In order to conduct the business of the Annual Meeting, the Company required the presence, in person or by proxy, of a quorum consisting of a majority of the outstanding shares of common stock entitled to vote as of September 3, 2021 (the “Record Date”). At the Annual Meeting, a total of 49% of the outstanding shares of common stock as of the Record Date were present. Accordingly a quorum was not present at the Annual Meeting, none of the scheduled business was conducted, and pursuant to the Company’s bylaws, as amended, the Company’s shareholders approved an adjournment of the Annual Meeting to 11:00 a.m. Eastern Time on November 19, 2021, to allow additional time for shareholders to vote and obtain a quorum.

The vote results for the proposal to adjourn, the only proposal able to be acted upon due to the absence of a quorum at the Annual Meeting, were as follows:

Votes For	Votes Against	Abstensions

33,664,340	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ANDREA ELECTRONICS CORPORATION
(Registrant)

Date: October 27, 2021	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer